Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference within the Registration Statement on Form S-8 of our report dated April 15, 2025, with respect to the consolidated financial statements of MediaCo Holding Inc. and Subsidiaries for year ended December 31, 2024 and included in its Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP (PCAOB ID 42)

Indianapolis, Indiana
April 3, 2026

A member firm of Ernst & Young Global Limited

A member firm of Ernst & Young Global Limited